Exhibit 99.1

For Information: Scott Lamb Telephone: (713) 332-4751	July 29,2004

KAISER ALUMINUM NOTIFIED BY PBGC OF TERMINATION
OF INACTIVE PENSION PLAN

     HOUSTON, Texas, July 29, 2004 — Kaiser Aluminum said that it has been notified by the Pension Benefit Guaranty Corporation (PBGC) that the PBGC intends to assume responsibility for the Kaiser Aluminum Inactive Pension Plan retroactive to June 30, 2004.

     The Inactive Plan generally covers hourly retirees who were represented by unions at several smaller Kaiser plants where operations were discontinued a number of years ago.

     The PBGC’s action was not unexpected. In February 2004, Kaiser had obtained a ruling from the U.S. Bankruptcy Court for the District of Delaware that the company met the legal requirements for a distress termination of the Inactive Plan and several other plans. The PBGC has appealed some portions of that ruling but not with respect to the Inactive Pension Plan. The company and the PBGC continue to be in discussions concerning the status of the other plans.

     The PBGC assumed responsibility for Kaiser’s salaried employee pension plan in December 2003.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

F-988

Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

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